Exhibit 99.1

DIAMONDBACK ENERGY, INC. PROVIDES OPERATIONAL UPDATE FOR THE FIRST QUARTER OF 2025

MIDLAND, Texas, April 16, 2025 (GLOBE NEWSWIRE) -- Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback” or the “Company”) provided an operational update for the first quarter of 2025.

The Company is releasing this information to provide flexibility to opportunistically continue its stock repurchase program given the current market volatility.

FIRST QUARTER 2025 HIGHLIGHTS

•Average production of 475.9 MBO/d (850.7 MBOE/d)
•Average unhedged realized prices of $70.95 per barrel of oil, $23.94 per barrel of natural gas liquids and $2.11 per Mcf of natural gas
•Average hedged realized prices of $70.06 per barrel of oil, $23.94 per barrel of natural gas liquids and $3.34 per Mcf of natural gas
•Realized hedge gain of $85 million, with unrealized hedge gain of $141 million, resulting in total gain on derivatives of $226 million
•Cash capital expenditures of $942 million
•Repurchased 3,656,044 shares of common stock in Q1 2025 for $575 million, excluding excise tax (at a weighted average price of $157.15 per share); repurchased 1,560,200 shares of common stock to date in Q2 2025 for $200 million, excluding excise tax (at a weighted average price of $128.19 per share)
•Q1 2025 weighted average basic and diluted shares outstanding (in thousands) of 289,612
•Giving effect to the closing of the Double Eagle acquisition and share repurchases to date in the second quarter, Diamondback currently has approximately 293 million shares outstanding

2025 OPERATING PLAN UPDATE

Given recent market volatility, Diamondback is closely monitoring the macro environment and is actively reviewing its operating plan for the remainder of 2025. Should low commodity prices persist, or worsen, Diamondback has the flexibility to reduce activity to maximize free cash flow generation. Additionally, Diamondback believes it can further lower its breakeven oil price through capital and operating cost reductions.

The following table sets forth selected operating data for the three months ended March 31, 2025:

Three Months Ended
March 31, 2025
Production Data:
Oil (MBbls)	42,835
Natural gas (MMcf)	100,578
Natural gas liquids (MBbls)	16,961
Combined volumes (MBOE)(1)	76,559

Daily oil volumes (BO/d)	475,944
Daily combined volumes (BOE/d)	850,656

Average Prices:
Oil ($ per Bbl)	$70.95
Natural gas ($ per Mcf)	$2.11
Natural gas liquids ($ per Bbl)	$23.94
Combined ($ per BOE)	$47.77

Oil, hedged ($ per Bbl)(2)	$70.06
Natural gas, hedged ($ per Mcf)(2)	$3.34
Natural gas liquids, hedged ($ per Bbl)(2)	$23.94
Average price, hedged ($ per BOE)(2)	$48.89
(1)Bbl equivalents are calculated using a conversion rate of six Mcf per Bbl.
(2)Hedged prices reflect the effect of our commodity derivative transactions on our average sales prices and include gains and losses on cash settlements for matured commodity derivatives, which we do not designate for hedge accounting. Hedged prices exclude gains or losses resulting from the early settlement of commodity derivative contracts.

Derivative Activity

For the first quarter of 2025, Diamondback anticipates a net gain on cash settlements for derivative instruments of $85 million and a net non-cash gain on derivative instruments of $141 million as detailed in the table below (in millions):

Gain (loss) on derivative instruments, net:
Commodity contracts	$214
Interest rate swaps	11
2026 WTI Contingent Liability	2
Treasury locks(1)	(1)
Total	$226

Net cash received (paid) on settlements:
Commodity contracts	$86
Treasury locks(1)	(1)
Total	$85
(1)Loss on 10 year treasury locks executed prior to, and fully settled upon, pricing of the senior notes issued in March 2025.

Weighted Average Basic and Diluted Shares Outstanding

For the first quarter of 2025, basic and diluted weighted average shares outstanding are as follows (in thousands):

Basic weighted average shares outstanding	289,612
Diluted weighted average shares outstanding	289,612

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding Diamondback’s: future performance; business strategy; future operations (including drilling plans and capital plans); estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position; reserve estimates and its ability to replace or increase reserves; anticipated benefits or other effects of strategic transactions (including the recently completed Endeavor merger, the recently completed Double Eagle acquisition and other acquisitions or divestitures); and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward-looking statements. When used in this news release, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to Diamondback are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Diamondback believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond Diamondback’s control. Accordingly, forward-looking statements are not guarantees of future performance and Diamondback’s actual outcomes could differ materially from what Diamondback has expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities; the impact of public health crises, including epidemic or pandemic diseases and any related company or government policies or actions; actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments, including any impact of the ongoing war in Ukraine and the Israel-Hamas war on the global energy markets and geopolitical stability; instability in the financial markets; inflationary pressures; higher interest rates and their impact on the cost of capital; regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change; those risks described in Item 1A of Diamondback’s Annual Report on Form 10-K, filed with the SEC on February 26, 2025, and those risks disclosed in its subsequent filings on Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the SEC’s website at http://www.sec.gov and Diamondback’s website at www.diamondbackenergy.com/investors.

In light of these factors, the events anticipated by Diamondback’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Diamondback operates in a very competitive and rapidly changing environment and new risks emerge from time to time. Diamondback cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this letter or, if earlier, as of the date they were made. Diamondback does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com